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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 July 20, 2006
              (Date of Report - date of earliest event reported)


                              PYRAMID OIL COMPANY
              (Exact name of registrant as specified in its charter)

                          Commission File Number 0-5525

                CALIFORNIA                                94-0787340
     (State or other jurisdiction of                   (IRS Employer
       incorporation or organization)                 Identification No.)


                 2008 - 21ST. STREET
               BAKERSFIELD, CALIFORNIA                    93301
        (Address of principal executive offices)        (Zip Code)


                                 (661) 325-1000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ]  Written communications pursuant to Rule 425 under the Securities
           Act (17 CFR 230.425)

    [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
           (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Section 8 - Other Events

Item 8.01  Other Events

     Pyramid Oil Company (the Company) has established an Audit Committee and a Compensation Committee. The Audit Committee has the authority and duties that are described in the Audit Committee Charter that is filed as Exhibit
99.1 to this Current Report on Form 8-K, and the Compensation Committee has the authority and duties that are described in the Compensation Committee Charter that is filed as Exhibit 99.2 to this Current Report on From 8-K.

     The members of the Audit Committee and Compensation Committee are Thomas
W. Ladd, Gary L. Ronning and John E. Turco. The Company's Board of Directors has determined that directors Ladd, Ronning and Turco are 'independent' within the meaning of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and
Section 121.A of the American Stock Exchange Company Guide.

     The Company's Board of Directors has determined that Mr. Turco is an 'audit committee financial expert' within the meaning of Item 401(e) of Securities and Exchange Commission Regulation S-B, and that Mr. Turco is 'financially sophisticated' within the meaning of Section 121.B(2)(a)(ii) of the American Stock Exchange Company Guide. The Board of Directors based its determination upon Mr. Turco's employment experience since March 1991 as the Chief Financial Officer of the company described below.

     In its definitive Proxy Statement that was filed with the Securities and Exchange Commission on May 8, 2006, the Company provided biographical information about its five directors. The Company is providing the following additional information about directors Michael D. Herman and John E. Turco.

     MICHAEL D. HERMAN has been Chairman of the Company since July of 2005 and the majority shareholder of the Company since June 15, 2005. Mr. Herman has been the Chairman and majority shareholder of Heat Waves Hot Oil Service, LLC since March 31, 2006. Heat Waves provides various energy related services such as water hauling, acidizing and heating oil to customers in Kansas, Oklahoma, Colorado and New Mexico. Mr. Herman has been the Chairman and owner of Pasadena, California based Key Food Ingredients, Inc. since January 1, 2005. Key Food Ingredients supplies dehydrated vegetables from its factory in Qngdao, China to customers worldwide. Mr. Herman was Chairman and owner of Telematrix, Inc. from October 1992 until December 1998 when the company was sold to a major hospitality company, and he repurchased a majority ownership interest in December 2004 and held that majority ownership interest until April 2006. Telematrix Inc. designs and distributes communications products and telephones to hospitality and business customers globally. From November 2003 until February 2005, Mr. Herman was Chairman and majority shareholder of Ft. Lauderdale based Sunair Electronics but chose not to stand for re-election as a director in February 2006. Sunair Electronics is engaged in the design, manufacture and sale of high frequency communications equipment for long-range voice and data applications.




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     JOHN E. TURCO has been the President and Chief Financial Officer of
Corotto Company, Inc., an agricultural company growing citrus in Kern County, California, since March 1991. Mr. Turco has been President of Turco Desert Company, Inc., an agricultural company growing dates, grapes and citrus in California's Coachella Valley, since August 1991. Mr. Turco served as a member and chairman of the finance committee of the California Citrus Research Board from November 1992 until September 2001. Mr. Turco has served as a trustee of the United Agricultural Benefit Trust, which provides medical insurance to agricultural workers, since January 2002. Mr. Turco received his B.S. in business administration from Menlo College.


Item 9.01 Financial Statements and Exhibits

     Exhibit 99.1        Audit Committee Charter

     Exhibit 99.2        Compensation Committee Charter




































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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PYRAMID OIL COMPANY

    Dated: July 20, 2006

                                        By: /s/ JOHN H. ALEXANDER
                                            ---------------------
                                            Name: John H. Alexander
                                            Title: Chief Executive Officer